Avanex announces Q4 revenues of $18.2 million and 2001 annual revenues of $131.2 million

August 1, 2001

FREMONT, Calif. Avanex Corporation (Nasdaq: AVNX), pioneer of photonic processors that accelerate the deployment of the next generation optical networks, today reported fourth quarter and full year results for its fiscal year 2001, which ended June 30, 2001.

Avanex President and Chief Executive Officer Paul Engle said, "The telecommunications industry has been dramatically affected by a reduction in capital spending in virtually all segments of the industry. With our strong balance sheet, including over $200 million in cash and securities, we expect to be able to weather the downturn. We are using this time to restructure our operations in order to lower costs, increase cash flow, and improve our position with customers.

"We continue to invest strongly in research and development, to conceive new products and technologies that will serve as solid business drivers in the future, and to increase our technology lead over our competitors. In addition, we are reworking our operational processes to make us more efficient in our sales, marketing and development efforts. We remain committed to our quest to build Avanex into a world-class company."

The Avanex CEO pointed out that during fiscal year 2001, the company delivered some impressive results. "During the last 12 months, we successfully added several new customers, and gained market acceptance with many of the largest systems integrators and carriers. We increased our product offerings in optical add/drop multiplexing (OADM), amplification and dense wavelength division multiplexing (DWDM), and built Avanex into a leading developer of optical modules and subsystems."

"As we previously announced, during the fourth quarter we initiated actions to reduce our workforce to assure that our production capacity was aligned with our current market expectations. Although this upcoming year has low visibility, we are confident that our current position in the market coupled to our increased investments in new products will enhance the long-run potential for Avanex. Our solutions give systems integrators and carriers what they need: higher bandwidth and additional functionality at lower cost. We believe that this value proposition will be successful," says Engle.

Quarterly Financial Results

Avanex's net revenues for the quarter ended June 30, 2001 were $18.2 million, a decrease of $1.1 million over the Company's revenues of $19.3 million for the fourth quarter of fiscal 2000 ended June 30, 2000. The Company reported revenues of $30.3 million in the third fiscal quarter ended March 31, 2001.

Pro forma net loss for the quarter was $1.6 million, or $0.03 per share excluding charges for amortization of deferred stock compensation, excess inventory, amortization of intangibles, stock accretion and restructuring. This compared with a pro forma net loss of $0.3 million, or $0.01 per share for the fourth quarter of fiscal 2000. The Company reported pro forma net loss of $1.6 million, or $0.03 per share in the third fiscal quarter ended March 31, 2001.

Net loss for the quarter including charges for amortization of deferred stock compensation, incremental excess inventory, amortization of intangibles, stock accretion, and restructuring was $49.3 million or $0.82 per share compared to a net loss of $7.4 million or $0.14 per share for the same period in the prior year. An incremental net provision for excess inventory of $13.1 million was recorded in the fourth quarter due to the substantial and unexpected drop in customer demand the Company experienced. Net loss was $36.4 million or $0.62 per share loss in the third fiscal quarter ended March 31, 2001.

Annual Financial Results

Net revenues for the twelve months ended June 30, 2001 were $131.2 million, compared with $40.7 million for the same period of fiscal 2000. Pro forma net income for the twelve months ended June 30, 2001 -- excluding charges for amortization of deferred stock compensation, excess inventory, amortization of intangibles, in-process research and development, stock accretion, and restructuring -- was $3.2 million, or $0.05 per share, compared with pro forma net loss of $7.3 million, or $0.29 per share, in the same period of fiscal 2000.

Net loss for the twelve months ended June 30, 2001, including the above-mentioned charges, was $122.3 million, or $2.12 per share, compared with $76.4 million, or $3.07 per share, in fiscal 2000.

As the Company announced in April, management implemented cost containment plans in the fourth fiscal quarter and took a restructuring charge of $22.6 million during the quarter. The restructuring charge included costs related to a reduction in workforce and a provision for excess facilities and assets.

Outlook

The Company noted that given the lack of visibility within the marketplace, it would not provide guidance for its outlook on fiscal 2002 at this time.

Conference Call

Avanex will host a conference call scheduled today, August 1, at 4:30 p.m. EDT. The number for the conference call is 877-915-2769. The password is "Photonics." A replay of the conference call will be available through August 7, 2001, at 888-562-6119.

About Avanex

Avanex designs, manufactures and markets photonic processors for the communications industry. Avanex's photonic processors offer communications service providers and optical systems manufacturers greater levels of performance and miniaturization, reduced complexity and increased cost-effectiveness as compared to current alternatives.

Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. In addition to a development and manufacturing facility in Fremont, the Company also maintains The Photonics Center™ in Richardson, Texas.

To learn more about Avanex, visit its web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding the Company's ability to achieve anticipated cost reductions and increase cash flow, and the Company's ability to increase efficiencies in its sales, marketing and development operations. Actual results could differ materially from those projected in the forward-looking statements. Factors that could cause actual results to differ include any accounting adjustments made during the close of the Company's first quarter, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the Company's inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, higher than anticipated expenses the Company may incur in future quarters or the inability to identify expenses which can be eliminated, and the impact of the Company's restructuring on its ability to achieve increased efficiencies in its operations. In addition, please refer to the risk factors contained in the Company's SEC filings including its most recently 10-Q filed with the SEC on May 15, 2001.

Avanex undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact Information:

Media

Tony Florence
Phone: 510-897-4162
Fax: 510-979-0189
e-mail: tony_florence@avanex.com

Investor Relations

Mark Weinswig
Phone: 510-897-4344
Fax: 510-897-4345
e-mail: mark_weinswig@avanex.com

AVANEX CORPORATION
Proforma Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

                                          Three Months Ended   Twelve Months Ended

                                              June 30,              June 30,

                                        --------------------  --------------------

                                           2001       2000       2001       2000

                                        ---------  ---------  ---------  ---------

Net revenue........................... $  18,218  $  19,322  $ 131,244  $  40,743

Cost of revenue.......................    12,575     11,368     75,319     26,343

                                        ---------  ---------  ---------  ---------

Gross profit..........................     5,643      7,954     55,925     14,400

Operating expenses:

  Research and development............     7,923      7,581     37,855     15,587

  Sales and marketing.................     2,687      2,317     15,493      6,047

  General and administrative..........     1,901      2,091     11,862      5,702

                                        ---------  ---------  ---------  ---------

    Total operating expenses..........    12,511     11,989     65,210     27,336

                                        ---------  ---------  ---------  ---------

Loss from operations..................    (6,868)    (4,035)    (9,285)   (12,936)

Other incomes/(expenses)                   2,044      3,747     12,521      5,671

                                        ---------  ---------  ---------  ---------

Income (loss) before income taxes.....    (4,824)      (288)     3,236     (7,265)

Income tax benefit....................    (3,209)        --         --         --

                                        ---------  ---------  ---------  ---------

Net income (loss).....................    (1,615)      (288)     3,236     (7,265)

Stock accretion.......................        --         --         --         --

                                        ---------  ---------  ---------  ---------

Net income (loss) attributable

  to common stockholders.............. $  (1,615) $    (288) $   3,236  $  (7,265)

                                        =========  =========  =========  =========

Basic and diluted net income

  (loss) per common share............. $   (0.03) $   (0.01) $    0.06  $   (0.29)

                                        =========  =========  =========  =========

Weighted-average shares

  used in computing basic

  and diluted net income

  (loss) per common share.............    59,946     53,100     57,620     24,936

                                        =========  =========  =========  =========

Diluted net income

  (loss) per common share............. $   (0.03) $   (0.01) $    0.05  $   (0.29)

                                        =========  =========  =========  =========

Weighted-average shares

  used in computing

  diluted net income

  (loss) per common share.............    59,946     53,100     68,035     24,936

                                        =========  =========  =========  =========

Note: The Proforma Condensed Consolidated Statements of Operations exclude the impact of the in-process research and development write-off, inventory provision, amortization of deferred stock compensation, amortization of intangibles, stock accretion, and restructuring charges.

AVANEX CORPORATION

Condensed Consolidated Balance Sheets
(In thousands)

                                                         June 30        June 30,

                                                           2001           2000

                                                       ------------  ------------

                   ASSETS

Current assets:

  Cash and cash equivalents...........................     $79,313       $90,964

  Short-term investments..............................     125,278        93,357

  Accounts receivable, net............................      13,977         9,942

  Inventories.........................................       6,451         8,266

  Other current assets................................         877         1,922

                                                       ------------  ------------

    Total current assets..............................     225,896       204,451

Property and equipment, net...........................      25,864        14,990

Intangible assets.....................................      42,724          --

Long-term investments.................................      16,462        56,943

Other assets..........................................         643         1,757

                                                       ------------  ------------

        Total assets..................................    $311,589      $278,141

                                                       ============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Short-term borrowings...............................      $6,488        $1,525

  Accounts payable....................................       8,183         7,668

  Accrued compensation and related expenses...........       4,756         2,999

  Accrued warranty....................................       5,589         1,941

  Non-cancelable purchase obligations ................       5,323          --

  Other accrued expenses..............................      13,086         2,045

  Deferred revenue....................................       1,948         1,953

  Current portion of capital lease obligations........       4,360           786

  Current portion of capital lease debt...............       1,510          --

                                                       ------------  ------------

    Total current liabilities.........................      51,243        18,917

Capital lease obligations.............................      11,588         2,067

Long term debt........................................       3,404          --

Stockholders' equity :

  Common stock........................................          65            64

  Additional paid-in capital..........................     489,204       385,198

  Notes receivable from stockholders..................      (2,048)      (5,173)

  Deferred compensation...............................     (32,818)     (36,146)

  Accumulated deficit.................................    (209,049)     (86,786)

                                                       ------------  ------------

    Total stockholders' equity........................     245,354       257,157

                                                       ------------  ------------

        Total liabilities and stockholders' equity....    $311,589      $278,141

                                                       ============  ============

AVANEX CORPORATION

Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

                                      Three Months Ended   Twelve Months Ended

                                           June 30,              June 30,

                                     --------------------  --------------------

                                        2001       2000       2001       2000

                                     ---------  ---------  ---------  ---------

Net revenue........................ $  18,218  $  19,322  $ 131,244  $  40,743

Cost of revenue....................    26,459     11,368    110,794     26,343

                                     ---------  ---------  ---------  ---------

Gross profit (loss)................    (8,241)     7,954     20,450     14,400

Operating expenses:

  Research and development.........     7,923      7,581     37,855     15,587

  Sales and marketing..............     2,687      2,317     15,493      6,047

  General and administrative.......     1,901      2,091     11,862      5,702

  Stock compensation...............     8,588      7,138     53,083     31,421

  In-process research and

    development....................        --         --      4,700         --

  Amortization of intangibles......     2,619         --      9,655         --

  Restructuring charge.............    22,586         --     22,586         --

                                     ---------  ---------  ---------  ---------

    Total operating expenses.......    46,304     19,127    155,234     58,757

                                     ---------  ---------  ---------  ---------

Loss from operations...............   (54,545)   (11,173)  (134,784)   (44,357)

Other incomes/(expenses)                2,044      3,747     12,521      5,671

                                     ---------  ---------  ---------  ---------

Loss before income taxes...........   (52,501)    (7,426)  (122,263)   (38,686)

Income tax benefit.................    (3,209)        --         --         --

                                     ---------  ---------  ---------  ---------

Net loss...........................   (49,292)    (7,426)  (122,263)   (38,686)

Stock accretion....................        --         --         --    (37,743)

                                     ---------  ---------  ---------  ---------

Net loss attributable to

  common stockholders.............. $ (49,292) $  (7,426) $(122,263) $ (76,429)

                                     =========  =========  =========  =========

Basic and diluted net loss

  per common share................. $   (0.82) $   (0.14) $   (2.12) $   (3.07)

                                     =========  =========  =========  =========

Weighted-average shares

  used in computing basic

  and diluted net loss per

  common share.....................    59,946     53,100     57,620     24,936

                                     =========  =========  =========  =========